CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of F/m Short Duration High Coupon Tax-Free Municipal ETF, F/m Small Cap Core ETF, F/m Small Cap Growth ETF, and F/m SMID Equity ETF, each a series of The RBB Fund, Inc., under the headings “Portfolio Holdings Information” and “General Information” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

May 16, 2025